Exhibit 10.3

House Lease Contract

Landlord (Party A)：Chen Tonghang
Tenant (Party B): Beijing Sunway New Power Medical Technology Co., Ltd.

In accordance with national laws, regulations and relevant provisions in Shanghai, Party A and Party B concluded this Contract on the basis of equality, free will and mutual benefits for the matters that Party A leases the premises to Party B who leases the premises from Party A.

Article 1 Location and Area

1. Party A leases the premises which are located at Room 1002, No.22, Sub-lane 111, Lane 7580, Humin Road, Minhang District, Shanghai to Party B.

2. The floor area of the above premises totals 103 square kilometers.

Article 2 Terms of Tenancy

1. The term of tenancy is one year from the 8th day of November 2011 to the 7th day of November 2012.

2. Party A may take the premises back upon the expiration of the term of tenancy. Party B shall return the premises back as scheduled. Party B shall submit the letter of intent in writing within 15 days upon the expiration of the term of tenancy in case of renewal of the contract.

Article 3 Rent and Mode of Payment

1. The rent per month is RMB3, 885 (include taxes of RMB185) (say three thousand eight hundred and eighty five yuan).

2. The rent shall be paid by three months prior to the 8th day of the month when the rent shall be paid.

Article 4 Security Deposit

1. Party A and Party B agree that the security deposit hereof is RMB 3, 400 (say three thousand four hundred yuan) in order to ensure that the premises and facilities in the premises are complete and intact and the fees concerned are paid as scheduled in the term of tenancy.

2. Party B shall make clear the check on the premises and facilities and return them to Party A upon the expiration of term of tenancy. Party A shall return the interest-free security deposit to Party B as soon as Party B pays all payable fees.

Article 5 Other Fees

1. Party B shall pay the relevant fees in accordance with the actual bills in the term of tenancy.

Article 6 Duties of Party B

1. Party B shall ensure that all activities conducted in the premises accord with Chinese laws and regulations related to the location herein in the term of tenancy and may not conduct any illegal actions in the premises.

2. Party B shall pay the rent and other fees on time under the provisions herein.

3. Party B may not change the structure of the premises for decoration without approval of Party A.

4. Party B may not sublet the premises without approval of Party A and shall take care of the premises and facilities. Party B shall take all responsibilities provided if the premises are damaged due to fault or mistake.

5. Party B shall legally use the premises in accordance with provisions herein. Party B may not change the nature of the use and not store any dangerous article or any illegal thing expressly stipulated by national governmemt. Party B shall take all responsibilities in case of any damage arises out of above situations.

Article 7 Termination of Contract

1. Provide any party intends to terminate the contract in the term of tenancy, the party shall give a one-month notice to the other party.  Otherwise, breach of contract will be constituted.

2. Party B shall return the premises to Party A upon the expiration of the term of tenancy. Any article left by Party B without approval of Party A will be deemed to be abandoned and will be disposed by Party A.

Article 8 Breach of Contract

1. Failure of any party to fulfill the provisions herein leads to the termination of the Contract is deemed as breach of the contract. Both parties agree that the liquidated damages double the rent per month. In case of default of Party A, Party A shall return the security deposit to Party B and pay the above liquidated damages to Party B as well. Otherwise, Party A has the right to deduct the above liquidated damages from the security deposit.

2. Any dispute occurring during the execution of the Contract or performing things related to the Contract shall be resolved through friendly negotiation. If negotiation fails, any party may file a lawsuit to the People’s court with the right of jurisdiction.

3. Both parties will take no responsibility for each other in case of damages of premises or losses to both parties due to force majeure (such as natural disasters and earthquake)

Article 9 Other Provisions

1. Party A and Party B have full legal capacities, fully understand respective rights, duties and responsibilities and will strictly carry out the provisions herein at the time of signing the Contract. If either party breaks the Contract, the other party has the right to demand compensation in accordance with the provisions herein.

2. As for issues not stipulated herein, Party A and Party B agree to make the supplemental provisions through negotiation.  The supplemental provisions have the equal effect as the Contract.

3. The Contract includes two pages and is in two copies. Party A and Party respectively hold one copy. Both copies have the equal effect.

Landlord (Party A): Chen Tonghang	Tenant (Party B): Beijing Sunway New Power Medical Technology Co., Ltd
Telephone: 86-013370010777	Telephone:
Signed on:	Signed on:

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